Exhibit 99.(11)(b)

CONSENT OF COUNSEL

We consent to the reference to our Firm in the Pre-Effective Amendment No.1 to the Registration Statement on Form N-14 of the Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about December 5, 2017.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

December 5, 2017